Exhibit 15.2

Report of Independent Registered Public Accounting Firm

The Board of Directors and Members
AstraZeneca PLC:

We have audited the accompanying consolidated balance sheets of AstraZeneca PLC and subsidiaries (“AstraZeneca”) as of 31 December 2008, 2007 and 2006 and the related consolidated income statements, consolidated statements of recognised income and expense, and consolidated cash flow statements for the each of the years in the three-year period ended 31 December 2008 presented on pages 100 to 164. These consolidated financial statements are the responsibility of AstraZeneca’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AstraZeneca as of 31 December 2008, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the three-year period ended 31 December 2008, in conformity with International Financial Reporting Standards (“IFRSs”) as issued by the International Accounting Standards Board and IFRSs as adopted by the European Union.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), AstraZeneca’s internal control over financial reporting as of 31 December 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated 29 January 2009 expressed an unqualified opinion on the effectiveness of the AstraZeneca’s internal control over financial reporting.

KPMG Audit Plc
Chartered Accountants
8 Salisbury Square
London
EC4Y 8BB
29 January 2009